                                 EXHIBIT 11

                     RITE AID CORPORATION AND SUBSIDIARIES
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
          TWENTY-SIX WEEKS ENDED SEPTEMBER 2, 1995 AND AUGUST 27, 1994
                    (In Thousands Except Per Share Amounts)

                                                               1995        1994
                                                               ----        ----

Earnings Per Common Share-Assuming No Dilution
----------------------------------------------
  Net Income                                                 $ 69,293    $ 61,104
                                                             ========    ========
  Weighted average number of common shares outstanding         83,844      85,320
                                                             ========    ========
  Primary earnings per common share                              $.83        $.72
                                                                 ====        ====

Earnings Per Common Share-Assuming Full Dilution
------------------------------------------------
  Earnings
    Net Income                                               $ 69,293    $ 61,104
    Add after tax interest expense applicable to 6 3/4%
      convertible notes (a)                                     3,891       3,579
                                                             --------    --------
    Net income as adjusted                                   $ 73,184    $ 64,683
                                                             ========    ========
  Shares
    Weighted average number of common shares outstanding       83,844      85,320
    Assuming conversion of 6 3/4% convertible notes             6,395       6,395
    Assuming exercise of options reduced by the number
      of shares which could have been purchased with the
      proceeds from exercise of such options                      758         557
                                                             --------    --------
    Weighted average number of common shares outstanding
      as adjusted                                              90,997      92,272
                                                             ========    ========
  Earnings per common share assuming full dilution               $.80(b)     $.70(b)
                                                                 ====        ====

(a) Shown net of income taxes which were calculated at the company's effective tax rate.

(b) This calculation is submitted in accordance with Regulation S-K item 601 (b)(11) although not required by APB Opinion No. 15 since dilution is less than 3%.

                                   EXHIBIT 11

                     RITE AID CORPORATION AND SUBSIDIARIES
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
           THIRTEEN WEEKS ENDED SEPTEMBER 2, 1995 AND AUGUST 27, 1994
                    (In Thousands Except Per Share Amounts)

                                                               1995        1994
                                                               ----        ----

Earnings Per Common Share-Assuming No Dilution
----------------------------------------------
  Net Income                                                 $ 30,910    $ 27,124
                                                             ========    ========
  Weighted average number of common shares outstanding         83,758      84,901
                                                             ========    ========
  Primary earnings per common share                              $.37        $.32
                                                                 ====        ====

Earnings Per Common Share-Assuming Full Dilution
------------------------------------------------
  Earnings
    Net Income                                               $ 30,910    $ 27,124
    Add after tax interest expense applicable to 6 3/4%
      convertible notes (a)                                     1,951       1,812
                                                             --------    --------
    Net income as adjusted                                   $ 32,861    $ 28,936
                                                             ========    ========
  Shares
    Weighted average number of common shares outstanding       83,758      84,901
    Assuming conversion of 6 3/4% convertible notes             6,395       6,395
    Assuming exercise of options reduced by the number
      of shares which could have been purchased with the
      proceeds from exercise of such options                      758         557
                                                             --------    --------
    Weighted average number of common shares outstanding
      as adjusted                                              90,911      91,853
                                                             ========    ========
  Earnings per common share assuming full dilution               $.36(b)     $.32(b)
                                                                 ====        ====

(a) Shown net of income taxes which were calculated at the company's effective tax rate.

(b) This calculation is submitted in accordance with Regulation S-K item 601 (b)(11) although not required by APB Opinion No. 15 since dilution is less than 3%.